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                           DA CONSULTING GROUP, INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of DA Consulting Group, Inc. on Form S-1 (File No. 333-43989) and on Form S-8 (File No. 333-71987), of our report dated February 19, 1999, on our audits of the consolidated financial statements of DA Consulting Group, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 25, 1999